UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2015

Summit Materials, Inc.

Summit Materials, LLC

(Exact name of registrants as specified in their charters)

Delaware Delaware	001-36873 333-187556	47-1984212 24-4138486
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

1550 Wynkoop Street, 3rd Floor Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 893-0012

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Davenport Purchase Agreement

On April 16, 2015, Continental Cement Company, L.L.C. (“Continental Cement”), Summit Materials, LLC (“Summit LLC”), Summit Materials Holdings L.P. (“Summit Holdings”) and Lafarge North America Inc. (“Lafarge”) entered into an Asset Purchase Agreement (the “Davenport Purchase Agreement”). If the conditions in the Davenport Purchase Agreement are met and the parties proceed to closing, at closing, Continental Cement will acquire certain assets (the “Davenport Assets”) from Lafarge, including a cement plant, a quarry and seven cement distribution terminals (the “Davenport Acquisition”).

The Davenport Purchase Agreement contains customary representations, warranties, covenants, and termination rights. The consummation of the Davenport Acquisition is subject to customary conditions, including absence of a material adverse effect on the Davenport Assets. The consummation of the Davenport Acquisition is also subject to the conditions that (i) the Federal Trade Commission shall have accepted for public comment an Agreement Containing Order that, if issued as a final order, would require Lafarge to divest the Transferred Business (as defined in the Davenport Purchase Agreement) to Continental Cement, (ii) the merger of Lafarge’s parent company, Lafarge S.A., with Holcim Ltd. shall have been consummated, and (iii) the conditions in the Bettendorf Purchase Agreement (as defined below) shall have been satisfied or waived. The aggregate purchase price for the Davenport Acquisition is expected to be approximately $450 million in cash, subject to certain adjustments as set forth in the Davenport Purchase Agreement, plus the Bettendorf Assets (as defined below). The Company expects to fund the purchase price with debt and equity financing. For additional information, see Item 8.01 of this Current Report on Form 8-K. The transaction is expected to close in the third quarter of 2015. There can be no assurance that the Davenport Acquisition will be completed in the anticipated time frame, or at all, or that the anticipated benefits of the Davenport Acquisition will be realized.

The foregoing summary of the material terms of the Davenport Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Davenport Purchase Agreement. The Davenport Purchase Agreement is filed herewith as Exhibit 2.1 and is incorporated by reference into this Current Report on Form 8-K.

Bettendorf Purchase Agreement

In connection with the entry into the Davenport Agreement, Continental Cement, Summit LLC, Summit Holdings and Lafarge entered into an Asset Purchase Agreement (the “Bettendorf Purchase Agreement”). If the conditions in the Bettendorf Purchase Agreement are met and the parties proceed to closing, at closing, Continental Cement will convey certain assets to Lafarge, including a cement distribution terminal (the “Bettendorf Assets”) as partial consideration for the sale of the Davenport Assets pursuant to the Davenport Purchase Agreement (the “Bettendorf Acquisition”).

The Bettendorf Purchase Agreement contains customary representations, warranties, covenants, and termination rights. The consummation of the Bettendorf Acquisition is subject to customary conditions, including absence of a material adverse effect on the Bettendorf Assets. The consummation of the Bettendorf Acquisition is also subject to the condition that the conditions in the Davenport Purchase Agreement have been satisfied or waived. The transaction is expected to close simultaneously with the closing of the Davenport Acquisition. There can be no assurance that the Bettendorf Acquisition will be completed in the anticipated time frame, or at all, or that the anticipated benefits of the Bettendorf Acquisition will be realized.

The foregoing summary of the material terms of the Bettendorf Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bettendorf Purchase Agreement. The Bettendorf Purchase Agreement is filed herewith as Exhibit 2.2 and is incorporated by reference into this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On April 17, 2015, Summit Materials, Inc. (“Summit Inc.”) issued a press release entitled “Summit Materials Announces a Definitive Agreement to Acquire Cement Assets from Lafarge”. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Summit Inc. has prepared a slide presentation that is being made available to investors in connection with a conference call to be held at 11:00 a.m. eastern time on April 17, 2015 to discuss the proposed acquisition. The slide presentation, available on Summit Inc.’s website at www.summit-materials.com, is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under Item 7.01 in this Current Report on Form 8-K and in Exhibit 99.1 and Exhibit 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Debt Commitment Letter

In connection with the entry into the Davenport Purchase Agreement, Summit LLC entered into a commitment letter (the “Debt Commitment Letter”) with Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc. and Goldman Sachs Bank USA (collectively, the “Debt Commitment Parties”), pursuant to which the Debt Commitment Parties have committed, subject to customary conditions, to provide Summit LLC with debt financing for the Davenport Acquisition consisting of a $385 million senior secured incremental term loan facility (the “Debt Commitment Financing”). The proceeds of the Debt Commitment Financing will be used to pay for the $370 million portion of the cash purchase price for the Davenport Acquisition that is payable at closing (the “Initial Cash Payment”). The total cash consideration for the Davenport Acquisition less the Initial Cash Payment is referred to as the “Remainder Purchase Price”. The Debt Commitment Parties or their respective affiliates have provided, or may in the future provide, certain commercial banking, financing advisory, investment banking and other services in the course of business for Summit Inc., its subsidiaries and certain of its affiliates, for which they have received customary fees and commissions.

Equity Commitment Letter

In connection with the entry into the Davenport Purchase Agreement, Summit Holdings entered into a commitment letter (the “Equity Commitment Letter”) with Blackstone Capital Partners V L.P. (“Blackstone”), pursuant to which Blackstone committed, subject to customary conditions, to provide Summit Holdings with equity financing for the Davenport Acquisition by the purchase of a preferred equity interest in Summit Holdings in an amount of up to $90 million (the “Equity Commitment Financing”). The proceeds of the Equity Commitment Financing (to the extent utilized) would be used to pay the Remainder Purchase Price if a public offering of Class A common stock of Summit Inc. to raise the Remainder Purchase Price cannot be effected within the time period contemplated by the Davenport Purchase Agreement, namely, prior to the later of (a) December 31, 2015 and (b) 120 days after Lafarge’s delivery of certain financial statements to Contintental Cement as provided in the Davenport Purchase Agreement. Affiliates of Blackstone own a majority of the combined voting power of Summit Inc.’s Class A and Class B common stock. Summit Inc. serves as Summit Holdings’ sole general partner.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this Current Report on Form 8-K (including the exhibits attached hereto) contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties. A discussion of factors that may affect future results is contained in the registrants’ filings with the Securities and Exchange Commission. The registrants disclaim any obligation to update forward-looking statements, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1	Asset Purchase Agreement, dated as of April 16, 2015, among Continental Cement Company, L.L.C., Lafarge North America Inc., Summit Materials, LLC and Summit Materials Holdings L.P.

2.2	Asset Purchase Agreement, dated as of April 16, 2015, among Continental Cement Company, L.L.C., Lafarge North America Inc., Summit Materials, LLC and Summit Materials Holdings L.P.

99.1	Press Release, dated April 17, 2015.

99.2	Slide Presentation, dated April 17, 2015.

***	Schedules and exhibits to Exhibits 2.1 and 2.2 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.***

The agreements and other documents filed as exhibits to this report are not intended to provide factual information or other disclosure other than with respect to the terms of the agreements or other documents themselves, and you should not rely on them for that purpose. In particular, any representations and warranties made by us in these agreements or other documents were made solely within the specific context of the relevant agreement or document and may not describe the actual state of affairs as of the date they were made or at any other time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, INC. SUMMIT MATERIALS, LLC

By:	/s/ Anne Lee Benedict
Name:	Anne Lee Benedict
Title:	Chief Legal Officer

DATED: April 17, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Asset Purchase Agreement, dated as of April 16, 2015, among Continental Cement Company, L.L.C., Lafarge North America Inc., Summit Materials, LLC and Summit Materials Holdings L.P.

2.2	Asset Purchase Agreement, dated as of April 16, 2015, among Continental Cement Company, L.L.C., Lafarge North America Inc., Summit Materials, LLC and Summit Materials Holding L.P.

99.1	Press Release, dated April 17, 2015.

99.2	Slide Presentation, dated April 17, 2015.